 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): January 14, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

510 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on December 30, 2019, Amyris, Inc. (the “Company”) entered into separate exchange agreement (the “Exchange Agreements”) with certain private investors (the “Investors”), pursuant to which the parties agreed to exchange the Company’s senior convertible notes issued on November 15, 2019 (the “November 2019 Notes”), that are convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for (i) new senior convertible notes in an aggregate principal amount of $51 million (the “New Notes”), (ii) an aggregate of 2,742,160 shares of Common Stock (the “Exchange Shares”), (iii) rights (the “Rights”) to acquire up to an aggregate of 2,484,321 shares of Common Stock, (iv) warrants (the “Warrants”) to purchase up to an aggregate of 3,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $3.25 per share, with an exercise term of two years from issuance, (v) accrued and unpaid interest on the November 2019 Notes (payable on or prior to January 31, 2020) and (vi) cash fees in an aggregate amount of $1.0 million (payable on or prior to January 31, 2020) (the “Exchange”). The entry into and terms of the Exchange Agreements, the terms of the New Notes and related matters were reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 30, 2019 (the “Prior 8-K”), which is incorporated herein by reference.

On January 14, 2020, the parties closed the Exchange and the Company issued the Exchange Shares, the New Notes, the Rights and the Warrants to the Investors (the “Closing”).

In connection with the Closing, the Company entered into separate Voting Agreements (the “Voting Agreements”) with Foris Ventures, LLC (“Foris”) and affiliates of Vivo Capital LLC (“Vivo”), pursuant to which Foris and Vivo agreed to vote their shares of the Company’s common stock in favor of the Stockholder Approval and to not sell or otherwise transfer or assign their voting securities of the Company (i) in the case of Foris, until May 14, 2020, and (ii) in the case of Vivo, until the earlier of the nine month anniversary of the date of its Voting Agreements and the date the Stockholder Approval is obtained. The stockholders that are party to the Voting Agreements beneficially owned approximately 40% of the Company’s outstanding common stock as of December 31, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.03 above is incorporated herein by reference.

The Exchange Shares, the New Notes, the Rights and the Warrants (including the shares of Common Stock underlying the New Notes, the Rights and the Warrants) were issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: January 21, 2020	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Business Officer